UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

MAN SANG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-20877	87-0539570
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

21st Floor, Railway Plaza, 39 Chatham Road South,

Tsimshatsui, Kowloon,

Hong Kong SAR

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2317 5300

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2007, Smartest Man Holdings Limited (“Purchaser”), an indirect wholly-owned subsidiary of Man Sang International Limited (“MSIL”), which is an indirect subsidiary of Man Sang Holdings, Inc. (the “Company”), entered into an Agreement for the Sale and Purchase of Shares (the “Agreement”) with Tiptop Sky Holdings Limited (the “Vendor”), under which, among other matters, (a) the Purchaser shall acquire and the Vendor shall sell (a) six (6) shares of HK$1.00 each (the “Sale Share”), representing six percent (6%) of the issued and outstanding share capital of China Pearls and Jewellery City Holdings Limited (“China Pearls”) and (b) the Purchaser shall purchase and the Vendor shall sell certain outstanding shareholder’s loan due and owing by China Pearls to the Vendor in the amount of not less than US$1,200,000 and HK$1,200,000 (equivalent to approximately US$153,846*) (the “Loan”).

The total consideration to be paid by the Purchaser for the acquisition of the Sale Share and the Loan is expected to be HK$60,000,000 (equivalent to approximately US$7,692,308*).

Completion of the transactions contemplated under the Agreement (the “Completion”) is expected to be on or around April 12, 2007 and is subject to the fulfillment of the following conditions, among others: (a) warranties given by the Vendor shall remain true and correct and not misleading at Completion as given as of the date of the Agreement and as of the date of Completion; (b) all necessary third party consents for the Completion required by the Vendor shall be in full force and effect and no applicable statute, regulation or decision which would prohibit, restrict or materially delay the Completion shall have been proposed, enacted or taken by any governmental or official authority; (c) no bona fide investigation, action, suit, injunction, order or proceeding being in effect, pending or genuinely shall be threatened as of the date of Completion before any court of competent jurisdiction or any relevant governmental body which seeks to restrain, prohibit, impose limitations or challenge the transactions contemplated by the Agreement and (d) execution of a written board consent by Man Sang International (B.V.I.) Limited, Mr. Cheng Chung Hing and Mr. Cheng Tai Po and the passing of ordinary resolutions by the shareholders of MSIL at a special general meeting to approve the Agreement and the transaction contemplated thereunder shall have been completed. Due to the above conditions to Completion and the risk that these conditions will not be satisfied, we can offer no assurance that we will close the transactions contemplated under the Agreement.

Man Sang Enterprise Ltd. (“MSEL”), a direct wholly-owned subsidiary of MSIL currently owns the entire issued and outstanding share capital of the Purchaser. The sole asset of the Purchaser is its forty-nine percent (49%) legal and beneficial interests in the issued and outstanding share capital of China Pearls. Accordingly, the Company, through the Purchaser, currently indirectly owns forty-nine percent (49%) of the issued and outstanding share capital of China Pearls. Upon Completion, the Company shall own fifty-five percent (55%) of the issued and outstanding share capital of China Pearls.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibit

(d)	Exhibits

10.1	Agreement for the Sale and Purchase of Shares in China Pearls and Jewellery City Holdings Limited dated March 8, 2007 by and between Tiptop Sky Holdings Limited and Smartest Man Holdings Limited

* The translations of Hong Kong dollar amounts into United States dollars are for convenience only and have been made at the rate of HK$7.8 to US$1, the approximate free rate of exchange as of February 28, 2007.

Cautionary Statement Regarding Forward-Looking Information

This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements contained in this report, as well as oral statements made by the Company that are prefaced with the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “designed” and similar expressions, are intended to identify forward-looking statements regarding events, conditions and financial trends that may affect the Company’s future plans of operations, business strategy, results of operations and financial position. These statements are based on the Company’s current expectations and estimates as to prospective events and circumstances about which the Company can give no firm assurance. Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. As it is not possible to predict every new factor that may emerge, forward-looking statements should not be relied upon as a prediction of the Company’s actual future financial condition or results. These forward-looking statements like any forward-looking statements, involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, particularly those mentioned in the Company’s Form 10-K for the fiscal year ended March 31, 2006, and in periodic reports on Form 10-Q, including but not limited to those described in the Company’s Form 10-Q for the quarterly period ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.

Date: March 12, 2007	MAN SANG HOLDINGS, INC.

By:	/s/ CHENG Chung Hing, Ricky
CHENG Chung Hing, Ricky
Chairman of the Board, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for the Sale and Purchase of Shares in China Pearls and Jewellery City Holdings Limited dated March 8, 2007 by and between Tiptop Sky Holdings Limited and Smartest Man Holdings Limited